SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 26, 2010
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 26, 2010, the Registrant’s China-based manufacturing affiliate, Evergreen Solar (China) Co., Ltd. entered into a loan agreement with Jiawei Solar (Wuhan) Co., Ltd. (“Jiawei”) pursuant to which a $5 million loan was provided to Jiawei. In addition, the Registrant and Jiawei have agreed that the Registrant will loan to Jiawei up to an additional $7.8 million before the end of April 2010. The loans are being made to Jiawei to provide Jiawei with sufficient financing flexibility to establish their cell and panel manufacturing facility as well as for working capital requirements as Jiawei rapidly ramps its operations to support the contract manufacturing relationship established by the parties in July 2009.
     The foregoing description of the loan agreements with Jiawei is qualified in its entirety by reference to copies of the agreements which will be filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending April 3, 2010 as required.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: April 1, 2010